U.S. SECURITIES AND EXCHANGE COMMISSION
Litigation Release No. 19003 / December 17, 2004

Securities  and  Exchange   Commission  v.  PanaMed  Corp.,
Civil  Action  No. CV-03-5513-RJICFMO

The Commission announced that in a hearing on December 13, 2004, the United States District Court for the Central District of California entered a Final Judgment against Defendant PanaMed Corp., based on the Consent to Injunction Judgment and Order entered by Judge Robert J. Kelleher on September 24, 2004 and the SEC's Motion for Summary Judgment filed on November 4, 2004. PanaMed issued press releases, memoranda and other materials which were disseminated to investors in a private offering of PanaMed stock and which contained false and misleading statements. In addition, PanaMed failed to timely file numerous mandatory periodic reports with the Commission and failed to file its most recent annual report.

PanaMed,  without admitting or denying the allegations of
the complaint, consented in September to an order of permanent injunction which permanently restrained and enjoined it from violating, directly or indirectly,
Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. ss. 78j(b)] and Rule 10b-5 promulgated thereunder [17 C.F.R. ss. 240.10b-5], Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. ss. 78m(a)] and Rules 13a-1 and 13a-13 promulgated thereunder [17 C.F.R. ss. 240.13a-1 and 240.13a-13] and Section 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)]. Based on the consent and the Motion for Summary Judgment, the Court then ordered on December 13, 2004 that PanaMed pay civil penalties in the amount of $5,000 for the violations it had previously consented to.
                                     # # #